UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2010

VCG HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2010, Kenton Sieckman resigned from the Board of Directors (the "Board") of VCG Holding Corp. (the "Company") effective upon the appointment or election of a replacement director or June 30, 2010, whichever is sooner. Mr. Sieckman informed the Board that his resignation after almost two years of Board service is not due to any disagreements with the Company and is solely attributable to his recent change in employment requiring his complete and undivided attention.

To fill the vacancy on the Board created by Mr. Sieckman’s resignation, the Nominating and Corporate Governance Committee of the Board has commenced a search for a replacement director.

Item 8.01 Other Events.

On April 30, 2010, the Company announced that the Board dissolved the Special Committee of directors that was formed in order to evaluate the previously disclosed proposal made by Troy Lowrie, the Company's Chairman and Chief Executive Officer, Lowrie Management, LLLP, an entity controlled by Mr. Lowrie, and certain other investors (collectively, "Lowrie"), to acquire all of the outstanding common stock of the Company for $2.10 per share in cash. As previously disclosed, the Special Committee informed Lowrie that it determined, with input from its advisors, that the terms of Lowrie’s proposal were inadequate. In addition, as previously disclosed, the Company's letter of intent with Rick's Cabaret International, Inc. ("Rick's"), pursuant to which the Company agreed to merge with Rick's, expired on March 31, 2010 and no merger agreement or other definitive documentation was entered into by the parties. Accordingly, the services of the Special Committee were no longer needed.

In addition, on April 30, 2010, the Company announced that the Board authorized the repurchase of up to $1 million of the Company's common stock. The program, part of a $10 million repurchase plan that was approved in July 2007, calls for the purchases to be made in open market or in privately negotiated transactions from time to time. The purchases are subject to market and business conditions, levels of available liquidity, cash requirements for other purposes, applicable legal requirements, and other relevant factors.

A copy of the Company's press release announcing the dissolution of the Special Committee and the Company's stock repurchase program is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

99.1 Press Release dated April 30, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

April 30, 2010	By:	Courtney Cowgill

Name: Courtney Cowgill
Title: CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 30, 2010